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                                                                    EXHIBIT 3.28

             [Restated electronically for SEC filing purposes only]

                        RESTATED CHARTER OF INCORPORATION
                                       OF
                           OPRYLAND PRODUCTIONS, INC.

The undersigned natural persons, having capacity to contract and acting as the incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

      1.    The name of the corporation is OPRYLAND PRODUCTIONS, INC.

      2.    The duration of the corporation is perpetual.

      3. The address of the principal office of the corporation in the State of Tennessee shall be 2800 Opryland Drive, Nashville, Tennessee 37214, County of Davidson.

      4.    The corporation is for profit.

      5.    The purpose or purposes for which the corporation is organized are:
To conduct a talent management and booking agency, other activities incident thereto, and any and all other businesses not forbidden by law.

      6. The maximum number of shares which the corporation shall have the authority to issue is one hundred (100) shares of common stock, with a par value of One Hundred and no/100 Dollars ($100.00) per share.

      7. The corporation will not commence business until consideration of One Thousand and no/100 Dollars ($1,000.00) has been received for the issuance of its shares.

      8.    Other Provisions:

            (A) The By-Laws of the corporation shall be as adopted by the Directors.

            (B) All voting rights shall be vested in the common stock with each share being entitled to one (1) vote.

            (C) It shall not be necessary, as a qualification for holding the position of an officer or director of this corporation, that such person be a stockholder thereof.

            (D) The corporation shall be vested with all powers and rights necessary to carry out the purposes of the corporation, as set forth in Paragraph 5 hereof.
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            (E)   The corporation may purchase or otherwise acquire shares of its own capital stock, insofar as may be permitted by law, and its bonds, debentures, notes, scrip, or other securities or evidences of indebtedness, and may guarantee, hold, sell, transfer, or reissue the same.

            (F) Authority is hereby expressly vested in the Board of Directors to issue bonds, debentures, or obligations of this corporation and to fix all of the terms thereof, including without limitation the interest to the paid thereon, the convertibility or nonconvertibility thereof, and other provisions with regard thereto.

            (G) Indemnification for directors, officers, employees, and agents of the corporation may be provided either directly or through the purchase of insurance, by the corporation from time to time to the fullest extent and in the manner permitted by law.

            (H) No preemptive rights, as described in Section 48-713 of the Tennessee General Corporation Act, shall attach to any shares of stock of the corporation.

            (I) Whenever required or permitted by law, by the provisions of this Charter of Incorporation, or by the Bylaws of the corporation to take any action by vote, the Board of Directors is empowered to take such action without a meeting upon written consent, setting forth the action so taken, signed by all of the Directors entitled to vote thereon.

            DATED this 11th day of October, 1978.

                                         /s/ Francis M. Wentworth, Jr.
                                        ----------------------------------------
                                         Francis M. Wentworth, Jr., Incorporator
                                         2520 National Life Center
                                         Nashville, Tennessee 37250

                                         /s/ James R. Tuck
                                        ----------------------------------------
                                         James R. Tuck, Incorporator
                                         2520 National Life Center
                                         Nashville, Tennessee 37250